As filed with the Securities and Exchange Commission on June 10, 2004

Registration No. 333-102392

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to
Post-Effective Amendment No. 1
to
Form S-3 Registration Statement
Under the Securities Act of 1933

CRAY INC.
(Exact name of registrant as specified in its charter)

WASHINGTON	93-0962605
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

411 First Avenue South
Suite 600
Seattle, WA 98104-2860
(206) 701-2000 (telephone)
(206) 701-2500 (facsimile)
(Address, including zip code, and telephone and facsimile numbers, including area code, of principal executive offices)

Kenneth W. Johnson, Vice President-Legal
Cray Inc.
411 First Avenue South
Suite 600
Seattle, WA 98104-2860
(206) 701-2000 (telephone)
(206) 701-2500 (facsimile)
(Name, address, including zip code, and telephone and
facsimile numbers, including area code, of agent for service)

Copy to:
L. John Stevenson, Jr.
Stoel Rives LLP
One Union Square, 36th Floor
Seattle, WA 98101-3197
(206) 624-0900 (telephone)
(206) 386-7500 (facsimile)

Approximate Date of Commencement of Proposed Sale to the Public: January 13, 2003.
This Amendment No. 1 to Post-Effective No. 1 shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended.

SIGNATURES

The Grady Family Trust 1997 has exercised the Warrants in full and we have been informed that all of the underlying shares of Common Stock covered by the Prospectus, dated January 21, 2003, which is part of this Registration Statement, have been sold in ordinary way brokerage transactions.

The Company retracts the sentence as to its withdrawing the Registration Statement.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on June 10, 2004.

CRAY INC.

By:	/s/ James E. Rottsolk

James E. Rottsolk Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on the 10th day of June, 2004:

Signature and Title

/s/ James E. Rottsolk *	/s/ Daniel J. Evans*

James E. Rottsolk, Chairman of the Board and Chief Executive Officer	Daniel J. Evans, Director

/s/ Burton J. Smith*	/s/ Stephen C. Kiely*

Burton J. Smith, Director	Stephen C. Kiely, Director

/s/ Kenneth W. Kennedy, Jr.*	/s/ Scott J. Poteracki*

Kenneth W. Kennedy, Jr. Director	Scott J. Poteracki Chief Financial and Accounting Officer

*By /s/ Kenneth W. Johnson
Kenneth W. Johnson
Attorney-in-Fact